EXHIBIT 10.69

         AMENDED AND RESTATED FTS SERVICE AGREEMENT

     THIS  AGREEMENT,  made and entered into  this  23rd  day  of
March,  1995,  by   and  between COLUMBIA  GAS  TRANSMISSION
CORPORATION ("Seller") and PANDA BRANDYWINE, L.P. ("Buyer").

                         WITNESSETH

    That in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

    Section 1. Service to be Rendered. Seller shall perform and Buyer shall receive service in accordance with the provisions of the effective FTS Rate Schedule and applicable General Terms and Conditions of Seller's FERC Gas Tariff, Second Revised Volume No. 1 (Tariff), on file with the Federal Energy Regulatory Commission (Commission), as the same may be amended or superseded in accordance with the rules and regulations of the Commission. The maximum obligation of Seller to deliver gas hereunder to or for Buyer, the designation of the points of delivery at which Seller shall deliver or cause gas to be delivered to or for Buyer, and the points of receipt at which Buyer shall deliver or cause gas to be delivered, are specified in Appendix A, as the same may be amended from time to time by agreement between Buyer and Seller, or in accordance with the rules and regulations of the Commission. Service hereunder shall be provided subject to the provisions of
Part 284.223 of Subpart G of the Commission's regulations. Buyer warrants that service hereunder is being provided on behalf of BUYER.

     Section 2. Term. This Agreement is being executed concurrently with an "Amending Agreement" between Seller and Buyer, and shall become effective on the first date written above. For purposes of payment of the reservation charge and Panda's right to deliver to or cause the Transportation Demand to be delivered by Columbia, the FTS and the primary term of the Service Agreement shall commence on the date of the completion of the Columbia facilities, which date shall be no earlier than November 1, 1996; provided that such commencement date and completion of the Columbia facilities can be August 1, 1996, if Panda provides Columbia with written notification by May 1, 1996, of Panda's desire for such commencement date and completion of the Columbia facilities to be August 1, 1996. The primary term of the Service Agreement shall end on that date 25 years after the "Actual Commercial Operation Date" determined pursuant to that certain Power Purchase Agreement, dated August 9, 1991, between Panda and Potomac Electric Power Company, which ending date shall be no earlier than May 31, 2021. After the initial primary term (of approximately 25 years) such service shall continue from year to year thereafter unless terminated by either party upon six (6) months written notice to the other. Panda will notify Columbia of the "Actual Commercial Operation Date" in the form of an actual date certain as soon as it becomes known to Panda.

     Pre-granted abandonment shall apply upon termination of the agreement, subject to any right of first refusal
Buyer may have under the Commission's regulations and Seller's Tariff.

    Section 3. Rates. Buyer shall pay Seller the charges and furnish Retainage as described in the above-referenced Rate Schedule, unless otherwise agreed to by the parties in writing and specified as an amendment to this Service Agreement.

    Section 4. Notices. Notices to Seller under this Agreement
shall   be  addressed  to  it  at  Post  Office  Box   1273,
Charleston, West Virginia 25325-1273, Attention: Manager - Agreements Administration and notices to Buyer shall be addressed to it at:

     Panda-Brandywine, L.P.,
     Suite 1001, 4100 Spring Valley,
     Dallas, Texas 75244,
     Attention: Ralph Killian;

until changed by either party by written notice.

    Section 5.  Prior  Agreements.  This  Amended  and
Restated Service Agreement, amends and restates, as of this Agreement's effective date that Service Agreement entered into on February 25, 1994 and revised on January 1, 1995.

By: PANDA-BRANDYWINE, L.P.
PANDA-BRANDYWINE CORPORATION, GENERAL PARTNER
Name: Ralph T. Killian
Title: Senior Vice President
Date: March 21, 1995

COLUMBIA GAS TRANSMISSION CORPORATION By:
Name:  Barry J. Lowery
Title: Manager, Agreements
Administration Date: March 21, 1995